UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     We are filing this Amendment 1 to our Form 8-K which was originally furnished under Item 7.01 on May 15, 2006. The Company’s financial printer filed the incorrect version of our Form 8-K and incorrectly characterized the filing as an Item 7.01.
     On May 12, 2006, after over two months of trial, GenCorp’s subsidiary, Aerojet-General Corporation reached an agreement to settle a group of environmental tort cases (Allen, et al v. Aerojet-General Corporation, et al and the Smith v. Aerojet-General Corporation, et al.), that had been pending in Sacramento Superior Court since 1997. The plaintiffs were seeking damages for illness (in some cases death) and economic injury allegedly caused by their ingestion of groundwater contaminated by Aerojet and others. The settlement agreement provides for payment of $25 million by Aerojet with the first payment of $14 million due in June 2006, the second payment of $7.5 million due in January 2007 and the final payment of $3.5 million due in January 2008. The settlement also provides for the dismissal of all claims and full releases. The Company will record a charge in the second quarter of fiscal 2006 related to this settlement. Management is evaluating any potential recovery of the settlement under the terms of Aerojet’s Global Settlement with the US Government.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
     GENCORP INC.

By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: May 15, 2006